UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2020

FULL HOUSE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32583	13-3391527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Summerlin 1980 Festival Plaza Drive, Suite 680 Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 221-7800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	FLL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 31, 2020, Full House Resorts, Inc. (the “Company”) entered into a new employment agreement (the “Employment Agreement”) with Daniel R. Lee, the Company’s President and Chief Executive Officer. The Employment Agreement supersedes his employment agreement dated November 28, 2014, as amended. The Employment Agreement includes the following terms:

●	Term. The term of Mr. Lee’s employment with the Company commenced on December 31, 2020 and continues until December 31, 2025.
●	Salary. Mr. Lee will receive a base salary at an annual rate of (a) $550,000 for the calendar year 2021; and (b) $600,000 for the calendar year 2022. For the calendar years 2023, 2024 and 2025, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) will endeavor to pay a base salary within the 50th percentile of chief executive officers for public companies that are identified as peer companies reasonably chosen by the Committee after consultation with a qualified compensation consultant.
●	Bonus. Mr. Lee will be eligible to earn cash bonuses during the term, including Specific Milestone Bonuses and Annual Bonuses, as provided below:
o	Specific Milestone Bonuses. Mr. Lee will be eligible to receive Specific Milestone Bonuses upon achievement of the following performance metrics and as further established by the Committee from time to time: (a) if the summed Adjusted EBITDA for the months of the calendar year 2020 excluding the months of March, April and May (when the Company’s casinos were largely forced to be closed by government authorities due to COVID-19) exceeds the Adjusted EBITDA of the entire year of 2019, then Mr. Lee shall receive a bonus of $100,000; (b) if the efforts commenced in 2019 result in successfully refinancing the Company’s principal debt prior to July 31, 2021, Mr. Lee shall be paid a bonus of an additional $100,000; and (c) if the efforts commenced in 2019 and 2020 to develop the Company’s proposed Waukegan Casino result in the Company being chosen for such opportunity, and the Company proceeds to develop the Waukegan Casino upon approval by the Board, Mr. Lee shall be paid a bonus of $100,000.
o	Annual Bonus. Mr. Lee is eligible to receive an annual bonus consisting of a Quantitative Bonus and a Qualitative Bonus each year; provided, that in no event shall Mr. Lee’s cumulative annual bonus exceed 175% of his base salary for the applicable calendar year.
◾	The Quantitative Bonus is targeted at 80% of Mr. Lee’s base salary for the applicable calendar year based upon the Company’s achievement of Adjusted EBITDA targets set by the Committee. Mr. Lee shall be eligible to receive a Quantitative Bonus in excess of the Target Bonus of up to 175% of the Target Bonus if actual performance exceeds 100% of the Adjusted EBITDA targets determined by the Committee, and a Quantitative Bonus below the Target Bonus may be payable if actual performance at least equals a minimum threshold established by the Committee. The Committee shall establish a threshold Adjusted EBITDA, a target Adjusted EBITDA and a ceiling Adjusted EBITDA for the Company’s performance in each year. For calendar 2021, the target Adjusted EBITDA shall be $30 million, the threshold Adjusted EBITDA shall be $24 million, and the ceiling Adjusted EBITDA shall be $34 million. If Adjusted EBITDA is between the threshold Adjusted EBITDA and the target Adjusted EBITDA, the Quantitative Bonus shall be a straight-line extrapolation between the threshold Adjusted EBITDA and the target Adjusted EBITDA based on actual Adjusted EBITDA. Similarly, if Adjusted EBITDA is between the target Adjusted EBITDA and the ceiling Adjusted EBITDA, the Quantitative Bonus shall be a straight-line extrapolation between the target Adjusted EBITDA and the ceiling Adjusted EBITDA based on actual Adjusted EBITDA.
◾	The Qualitative Bonus in an amount equal to up to 40% of Mr. Lee’s base salary for the applicable year upon his achievement of certain individual target performance goals set by the Committee each year.

●	Long-term Incentives. Each year, the Company will issue long-term incentives under the Company’s 2015 Equity Incentive Plan, as amended from time to time (the “2015 Plan”), to Mr. Lee, consisting of a mix of stock options and restricted stock grants. The annual long-term incentive grant shall equal 100% of Mr. Lee’s base salary then in effect (including, in the case of options, as determined by a Black-Scholes valuation). During the first three years of the term, the long-term incentive grant shall be composed of 50% stock options and 50% restricted stock, and during years 4 and 5 of the term, the Committee retains discretion to adjust the mix of stock options and restricted stock grants.
o	Stock Options. The terms and conditions of Mr. Lee’s stock option grants shall be set forth in a separate option agreement.
o	Restricted Stock. Each restricted stock grant shall be divided into two parts, and the Company shall establish separate performance criteria for each half as follows:
◾	The first performance-based criteria shall be based on the anticipated three-year compound growth rate of Adjusted EBITDA. For 2021, such compound growth rate shall be 10%. For grants in subsequent years, the Committee shall establish a reasonable expectation for such growth rate.
◾	The second performance-based criteria shall be based on the anticipated three-year compound growth rate of Free Cash Flow Per Share. For 2021, such compound growth rate shall be 12%. For grants in subsequent years, the Committee shall establish a reasonable expectation for such growth rate.
●	Severance. If the Company terminates Mr. Lee’s employment without Cause, or Mr. Lee terminates his employment for Good Reason, then following his termination date, he shall be entitled to receive (a) cash severance in an amount equal to one-year’s base salary plus his target bonus; and (b) continued health, life and disability insurance coverage for the period set forth therein.
●	Change in Control. If the Company terminates Mr. Lee’s employment without Cause, or Mr. Lee terminates his employment for Good Reason, six months prior to or one year subsequent to a Change in Control (as defined in the Agreement), then following his termination date, he shall be entitled to receive (a) cash severance in an amount equal to two-year's base salary plus two times the higher of (i) the most recent annual bonus received and (ii) the average bonus received over the prior three years; (b) continued health, life and disability insurance coverage for the period set forth therein; and (c) each outstanding, unvested stock option or restricted stock grant held by Mr. Lee will vest and become exercisable in full, subject to the conditions of the Agreement.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01Financial Statements and Exhibits

(d)	Exhibits
	No.	Description
	10.1	Employment Agreement, dated December 31, 2020, between Full House Resorts, Inc. and Daniel R. Lee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: January 7, 2021	/s/ Lewis A. Fanger
Lewis A. Fanger, Senior Vice President, Chief Financial Officer & Treasurer